FHLBANK DECLARES FOURTH QUARTER DIVIDEND

December 18, 2015 - We are pleased to announce that FHLBank Topeka’s board of directors approved the following dividends for the fourth quarter of 2015 at its December 18, 2015, meeting:

•	Class A Common Stock: 1.00 percent (per annum)

•	Class B Common Stock: 6.00 percent (per annum)

The dividends are payable in the form of Class B Common Stock and will be credited to your institution’s capital stock account on December 31, 2015. Any partial shares will be paid in cash and credited to your institution’s demand deposit account on that date as well.

The 6.00% Class B dividend rate continues to represent a significant reduction in the “all-in” cost of FHLBank advances and over the last year many members have grown advances in recognition of this benefit. Management expects to recommend maintaining these dividend rates for a considerable time and believes that returning a substantial portion of earnings to members in the form of dividends provides significant value. Management cautions, however, that market conditions can be unpredictable and adverse changes may result in lower dividend rates in future quarters.

If you have any questions related to the dividend, please contact Lending at 800.809.2733.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “will,” “expects,” “may” or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: political events, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors; regulatory actions and determinations, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term debt rating of FHLBank and/or other Federal Home Loan Banks; changes in demand for advances or consolidated obligations of FHLBank and/or of the FHLBank System; effects of derivative accounting treatment, OTTI accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments; volatility of market prices, rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures, mergers or changes in principal place of business; soundness of other financial institutions, including FHLBank’s members, nonmember borrowers and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank’s members or nonmember borrowers or collateral pledged by derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including the availability of other sources of funding for members; the willingness of members to do business with FHLBank; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and adverse developments or events affecting or involving other FHLBanks, housing GSEs or the FHLBank System in general. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at http://www.sec.gov/.